Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196803) and Form S-8 (Nos. 333-131846, 333-149726, 333-158085, 333-164626, 333-174785, 333-179906, 333-187091, 333-194375, 333-202525, 333-206346 and 333-210813) of Acorda Therapeutics, Inc. of our report dated March 17, 2015 relating to the consolidated financial statements of Biotie Therapies Oyj, which appears in this Current Report on Form 8-K/A of Acorda Therapeutics, Inc.

/s/ PricewaterhouseCoopers Oy
Helsinki, Finland
June 27, 2016